As filed with the Securities and Exchange Commission on November 3, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 1, 2006
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     Effective November 1, 2006, GBC Bancorp, Inc., a Georgia corporation (“GBC”), merged (the “Merger”) with and into First Charter Corporation, a North Carolina corporation and the registrant hereunder (“First Charter”), pursuant to the Agreement and Plan of Merger dated as of June 1, 2006 (the “Merger Agreement”). As a result of the Merger, each outstanding share of GBC common stock was converted into the right to receive, at the election of the holder of the GBC share, either $47.74 in cash, 1.989 shares of First Charter common stock, or a combination of cash and First Charter common stock. All elections by GBC shareholders are subject to the allocation and proration procedures described in the Merger Agreement. These procedures are intended to ensure that 70% of the outstanding shares of GBC common stock will be converted into the right to receive First Charter common stock, and the remaining 30% of the outstanding shares of GBC common stock will be converted into the right to receive cash. The aggregate consideration payable in the Merger will consist of approximately $30.6 million in cash and approximately 2,975,000 shares of First Charter common stock.
     First Charter’s Registration Statement on Form S-4/A, as filed with and declared effective by the Securities and Exchange Commission on August 30, 2006 (Registration No. 333-135847), sets forth information regarding the Merger, including a description of the Merger Agreement, the consideration payable to GBC’s shareholders, any material relationships between GBC and First Charter or any officer or director of First Charter or any associate of any such officer or director, and the nature of GBC’s business.
     On November 1, 2006, First Charter issued a news release announcing the completion of the Merger. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     In the Merger Agreement First Charter agreed to appoint a mutually acceptable GBC candidate to the First Charter Board of Directors. Pursuant to this provision of the Merger Agreement, at its October 25, 2006 meeting the First Charter Board of Directors took action to increase the number of Directors by one to 17 and elect Richard F. Combs to the Board, each effective as of the effective time of the Merger (November 1, 2006). Mr. Combs was elected to a term expiring at First Charter’s 2007 Annual Meeting of Shareholders. Mr. Combs served as a director of GBC since its formation and is the CEO of Excella International Corp., a company focused on the development of advanced oxidation processes for the food preparation business. There were no transactions to which First Charter or any of its subsidiaries is a party and in which Mr. Combs or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.
     On November 1, 2006, First Charter issued a news release announcing that Mr. Combs has been elected to the First Charter Board of Directors. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired.
The required audited financial statements of GBC as of and for the fiscal year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.2.
The required unaudited financial statements of GBC as of and for the six months ended June 30, 2006 are incorporated herein by reference to Exhibit 99.3.
(b) Pro Forma Financial Information.
The required pro forma financial information as of and for the fiscal year ended December 31, 2005 and as of and for the six months ended June 30, 2006 are incorporated herein by reference to Exhibit 99.4.
(d) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger dated June 1, 2006 by and between First Charter Corporation and GBC Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2006).

23.1	Consent of Mauldin & Jenkins, LLP.

99.1	News release dated November 1, 2006 announcing the completion of the Merger and the election of Mr. Richard F. Combs to the First Charter Board of Directors.

99.2	Audited financial statements of GBC Bancorp, Inc. as of and for the fiscal year ended December 31, 2005.

99.3	Unaudited financial statements of GBC Bancorp, Inc. as of and for the six months ended June 30, 2006.

99.4	Unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2005 and as of and for the six months ended June 30, 2006, and related notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

By:	/s/ Stephen J. Antal

Stephen J. Antal Executive Vice President, General Counsel and Secretary
Dated: November 3, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger dated June 1, 2006 by and between First Charter Corporation and GBC Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2006).

23.1	Consent of Mauldin & Jenkins, LLP.

99.1	News release dated November 1, 2006 announcing the completion of the Merger and the election of Mr. Richard F. Combs to the First Charter Board of Directors.

99.2	Audited financial statements of GBC Bancorp, Inc. as of and for the fiscal year ended December 31, 2005.

99.3	Unaudited financial statements of GBC Bancorp, Inc. as of and for the six months ended June 30, 2006.

99.4	Unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2005 and as of and for the six months ended June 30, 2006, and related notes.